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Exhibit 99.9

Section 906 Certification

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OR
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

        In connection with the accompanying Amendment # 1 to the Form 10-K/A of Fog Cutter Capital Group Inc. for the year ended December 31, 2002, I, Andrew A. Wiederhorn, Chief Executive Officer of Fog Cutter Capital Group Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  such Form 10-K/A for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in such Form 10-K/A for the year ended December 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of Fog Cutter Capital Group Inc.

July 31, 2003 Date	/s/ ANDREW A. WIEDERHORN Andrew A. Wiederhorn Chairman of the Board of Directors and Chief Executive Officer

        A signed original of this written statement required by § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

        The foregoing certification is being furnished solely pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K/A or as a separate disclosure document.

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Section 906 Certification CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OR PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350